Sub-Item 77Q1(a): Exhibits



FEDERATED WORLD INVESTMENT SERIES, INC.
ARTICLES SUPPLEMENTARY

Federated World Investment Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland, and a registered open-end Company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

    FIRST: The Corporation is authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

    SECOND: The Board of Directors of the Corporation hereby reclassifies 100,000,000 shares of the authorized and unissued shares of Federated International Leaders Fund Class B Shares into Federated International Leaders Fund Class R Shares AND the Board of Directors of the Corporation hereby reclassifies 100,000,000 shares of the authorized and unissued shares of Federated International Leaders Fund Class C Shares into Federated International Leaders Fund Class R6 Shares.

    THIRD: Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000 which were classified as follows:


                                            Number of
Class                                        Shares

Federated International Leaders
Fund Class A                               300,000,000

Federated International Leaders
Fund Class B Shares                        200,000,000

Federated International Leaders
Fund Class C Shares                        200,000,000

Federated International Leaders
Fund Institutional Shares                  100,000,000



Federated Emerging Market
Debt Fund Class A Shares                  500,000,000

Federated Emerging Market
Debt Fund Class B Shares                  200,000,000

Federated Emerging Market
Debt Fund Class C Shares                  200,000,000

Federated Emerging Market
Debt Fund Institutional Shares            100,000,000



Federated International
Small-Mid Company Fund
Class A Shares                            500,000,000

Federated International
Small-Mid Company Fund
Class B Shares                            300,000,000

Federated International
 Small-Mid Company Fund
Class C Shares                            200,000,000

Federated International
Small-Mid Company
Institutional Shares                      200,000,000



Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will be authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000 classified as follows:



                                              Number of
Class                                         Shares
Federated International
Leaders Fund Class A
Shares                                     300,000,000

Federated International
Leaders Fund Class B
Shares                                     100,000,000

Federated International
Leaders Fund Class C
Shares                                     100,000,000

Federated International
Leaders Fund
Institutional Shares                     100,000,000

Federated International
Leaders Fund Class R
Shares                                   100,000,000

Federated International
Leaders Fund Class R6
Shares                                   100,000,000



Federated Emerging Market
Debt Fund Class A
Shares                                  500,000,000

Federated Emerging Market
Debt Fund Class B
Shares                                  200,000,000

Federated Emerging Market
Debt Fund Class C
Shares                                  200,000,000

Federated Emerging Market
Debt Fund
Institutional Shares                    100,000,000



Federated International
Small-Mid Company Fund
Class A Shares                          500,000,000

Federated International
Small-Mid Company Fund
Class B Shares                          300,000,000

Federated International
Small-Mid Company Fund
Class C Shares                          200,000,000

Federated International
Small-Mid Company
Institutional Shares                    200,000,000


    FOURTH: The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms of condition of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation.

    FIFTH: The stock has been classified and reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

    SIXTH: The Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Executive Vice President on June
21, 2013.

    The undersigned, President and Executive Vice President of the Corporation, hereby acknowledge that these Articles Supplementary are the act of the Corporation, and that to the best of their knowledge, information and belief, all the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                FEDERATED WORLD INVESTMENT
                                       SERIES, INC.



By:  /s/ John W. McGonigle           By:  /s/ J. Christopher Donahue
Name: John W. McGonigle              Name:  J. Christopher Donahue
Title:  Executive Vice President     Title:  President




















Sub-Item 77Q1(a): Exhibits (continued)



AMENDMENT #9
TO THE BY-LAWS
OF
FEDERATED WORLD INVESTMENT SERIES, INC.
Effective June 1, 2013

      Insert the following into ARTICLE VI, AGREEMENTS, CHECKS,
DRAFTS, ENDORSEMENTS, ETC. and renumber the remaining sections accordingly:

    Section 2. DELEGATION OF AUTHORITY RELATING TO DIVIDENDS. The Directors may delegate to any Officer or Agent of the Corporation the ability to authorize the payment of non-stock dividends and may delegate to an Officer or Agent in accordance with that general authorization the power to fix the amount and other terms of the dividend provided that the Directors established a method or procedure for determining the maximum amount of the distribution.

    The title of ARTICLE VI is deleted and replaced as follows:
"AGREEMENTS, CERTAIN DELEGATION, CHECKS, DRAFTS, ENDORSEMENTS,
ETC."




























Sub-Item 77Q1(a): Exhibits (continued)



AMENDMENT #1 TO EXHIBIT K
to the
Investment Advisory Contract

WORLD INVESTMENT SERIES, INC.
Federated International Leaders Fund
(formerly Federated Global Financial Services Fund)

    This Amendment #1 to Exhibit K to the Investment Advisory Contract between Federated Global Investment Management Corp. (formerly Federated Global Research Corp.) and Federated World Investment Series, Inc. (formerly World Investment Series, Inc.), approved at a board meeting on May 17, 2013, shall become effective as of June 24, 2013.

    For all services rendered by Adviser hereunder, the above-named Fund of the Federated World Investment Series, Inc. shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.90 of 1% of the average daily net assets of the Fund.

    The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.90 of 1% applied to the daily net assets of the Fund.

    The right of the Adviser as set forth in Paragraph 6 of this Contract to assume expenses of one or more of the Funds shall also apply as to any classes of the above-named Fund.

    The advisory fee so accrued shall be paid to Adviser daily.

    Witness the due execution hereof this 1st day of June, 2013.



FEDERATED WORLD INVESTMENT SERIES,
INC.


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


FEDERATED GLOBAL INVESTMENT
MANAGEMENT CORP.



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO